EXHIBIT 32.1

                                Certification of
           Chief Executive Officer and Acting Chief Financial Officer
                   of NT Media Corporation of California, Inc.

      This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Annual Report on Form 10-KSB (the "Form 10-KSB") for the year ended December 31, 2004, of NT Media Corporation of California, Inc. (the "Issuer").

      I, Christopher Briggs, the Chief Executive Officer and Acting Chief Financial Officer of the Issuer, certify that to the best of my knowledge:

      (i) the Form 10-KSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

      (ii) the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  May 20, 2005.
                                       /s/ Christopher Briggs
                                       -----------------------------------------
                                       Name: Christopher Briggs